Exhibit 99.1

For immediate release

Global Green Solutions Inc. Completes Acquisition Agreement
with Greensteam Development,
Signs MOU with Aera Energy LLC

San Diego, CA– February 26, 2007-- Global Green Solutions Inc., a developer of ecotechnology solutions for renewable energy and greenhouse gas reduction, has completed its acquisition agreement with Greensteam Development Inc. The new business, Global Greensteam LLC, a joint venture with ITS Engineered Systems and The Onix Corporation, will convert waste biomass into low cost steam for industrial applications.

Global Greensteam will reduce steam generation energy costs up to 30 percent less than natural gas-fueled steam. Waste biomass will be converted to steam using a low-polluting cyclonic solid fuel burner. The burner is incredibly efficient and releases minimal carbon dioxide and nitrous oxide, and virtually no sulfur, into the atmosphere. Currently, the waste biomass is clogging landfills or burned at the production site, contributing to air pollution. With Global Greensteam, a virtually unlimited supply of waste biomass will be transformed into renewable, alternative fuel. The result will be cost-effective steam with a lower carbon emissions footprint.

The company will design, build, own and operate the steam generation units. Global Greensteam will retrofit or replace a customer’s current steam generators at the customer site and can assume responsibility for steam generation operations. This outsourcing of steam generation will allow customers to concentrate on their primary businesses by eliminating their involvement with the steam generation process.

Global Greensteam and Aera Energy LLC Sign MOU

Global Greensteam LLC has also signed a Memorandum of Understanding (MOU) with Aera Energy LLC (Aera), one of California’s largest oil and gas producers. Under the terms of the MOU, Global Greensteam will negotiate contracts with Aera for the purchase of the steam generated by Global Greensteam’s renewable energy technology. The steam will be utilized in Aera’s enhanced oil recovery operations, replacing steam currently being generated by natural gas fired units.

Aera produces approximately 185,000 barrels of oil and 65 million cubic feet of natural gas daily. The company has oilfield operations in the San Joaquin Valley, L.A. Basin and Ventura and Monterey counties.

Global Green Solutions Inc., www.globalgreensolutionsinc.com, develops and implements ecotechnology solutions for renewable energy and the reduction of greenhouse gas emissions. Global Green Solutions Inc. is a US public traded company (OTCBB:GGRN) with offices in Vancouver, San Diego, El Paso, London, Brussels, Cara-cas and Johannesburg.

Contacts:

Investor Relations
Global Green Solutions
866.408.0153 or 800.877.1626
www.globalgreensolutionsinc.com

Marty Tullio
McCloud Communications, LLC
949.553.9748
marty@mccloudcommunications.com

Media Relations
Nancy Tamosaitis
Vorticom Public Relations
212.532.2208
nancyt@vorticom.com

Safe Harbor for Forward Looking Statements:

Except for the historical information contained herein, this press release contains forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates" and similar words. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause the company's actual results to be materially different from historical results or any results expressed or implied by such forward-looking statements. We assume no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof. The potential risks and uncertainties which could cause actual growth and results to differ materially include, but are not limited to, customer acceptance of the company's services, products and fee structures, the success of the company's brand development efforts, the volatile and competitive nature of the industry, and changes in domestic and international market conditions, and foreign exchange rates.

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